Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-139190) pertaining to the Employee Stock Option Plan, as amended and restated, the 2006 Stock Incentive Plan and individual director options agreements of Emergent BioSolutions Inc. and Subsidiaries,

(2)	Registration Statement (Form S-8 No. 333-161154) pertaining to the Employee Stock Option Plan, as amended and restated, and the 2006 Stock Incentive Plan of Emergent BioSolutions, Inc., and

(3)	Registration Statement (Form S-4 No. 333-169351) of Emergent BioSolutions Inc. and Subsidiaries.

of our reports dated March 9, 2012, with respect to the consolidated financial statements of Emergent BioSolutions Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Emergent BioSolutions Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Emergent BioSolutions Inc. and Subsidiaries for the year ended December 31, 2011.

/s/ Ernst & Young LLP

McLean, Virginia
March 9, 2012